As filed with the Securities and Exchange Commission on October 25, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	2711	36-4197635
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

350 Willowbrook Office Park

Fairport, New York 14450

(585) 598-0030

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Polly G. Sack

General Counsel

GateHouse Media, Inc.

350 Willowbrook Office Park

Fairport, New York 14450

(585) 598-0030

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

William N. Dye, Esq.	Richard Aftanas, Esq.
Rosalind Fahey Kruse, Esq.	Skadden, Arps, Slate, Meagher & Flom LLP
Willkie Farr & Gallagher LLP	Four Times Square
787 Seventh Avenue	New York, New York 10036
New York, New York 10019	(212) 735-3000
(212) 728-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    (Registration No. 333-135944)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	$47,610,000	$5,095

(1)	Includes shares to cover over-allotments, if any, pursuant to an over-allotment option granted to the underwriters.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. GateHouse Media, Inc. hereby incorporates by reference into this registration statement, the contents of the Registration Statement on Form S-1 (Registration No. 333-135944), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on October 24, 2006. This registration statement is being filed solely to increase the number of shares being offered in the public offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on October 25, 2006.

GATEHOUSE MEDIA, INC.

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Wesley R. Edens	Chairman of the Board	October 25, 2006

/s/ Michael E. Reed Michael E. Reed	Chief Executive Officer (principal executive officer)	October 25, 2006

* Mark Thompson	Chief Financial Officer (principal financial officer)	October 25, 2006

* Linda Hill	Corporate Controller (principal accounting officer)	October 25, 2006

/s/ Martin Bandier Martin Bandier	Director	October 25, 2006

/s/ Richard L. Friedman Richard L. Friedman	Director	October 25, 2006

Burl Osborne	Director	October 25, 2006

/s/ Howard Rubin Howard Rubin	Director	October 25, 2006

/s/ Kevin M. Sheehan Kevin M. Sheehan	Director	October 25, 2006

*By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Attorney-in-fact

Exhibit No.	Description of Exhibit
5.1	Opinion of Willkie Farr & Gallagher LLP

23.1	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5.1 hereto)

23.2	Consent of KPMG LLP with respect to the consolidated financial statements of GateHouse Media, Inc.

23.3	Consent of PricewaterhouseCoopers LLP with respect to the financial statements of CP Media

23.4	Consent of Grant Thornton LLP with respect to the consolidated financial statements of Enterprise NewsMedia Holding, LLC

23.5	Consent of PricewaterhouseCoopers LLP with respect to the consolidated financial statements of Enterprise NewsMedia Holding, LLC

23.6*	Consent of Dirks, Van Essen & Murray

24*	Powers of Attorney

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-135944).